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                                                                    EXHIBIT 23.1

The Board of Directors
GE Global Insurance Holding Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                /s/ KPMG LLP
                                                KPMG LLP

Kansas City, Missouri
May 15, 1999